CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sun Cal Energy, Inc. (the “Company”) on Form 10-QSB for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lewis Dillman, the Chief Executive Officer (Principal Executive Officer), and I, George Drazenovic, the Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer, Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)           the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 17, 2007

By:	/s/ Lewis Dillman
Lewis Dillman, Chief Executive Officer,
(Principal Executive Officer)

By:	/s/ George Drazenovic
George Drazenovic, Chief Financial Officer,
Treasurer and Secretary
(Principal Financial Officer and
Principal Accounting Officer)